                                                                   Exhibit 10.10


                           AMENDMENT NO. 7 TO LEASE
                           ------------------------

          This Amendment No. 7 to Lease ("Amendment") is made and entered into as of this 21st day of March, 2001, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and JB OXFORD & COMPANY, a Utah corporation ("Tenant"), with reference to the following facts:

          A. St. George Beverly Hills, Inc. ("St. George") and Otra Clearing, Inc. ("Otra") entered into that certain Standard Office Lease and Addendum dated January 31, 1992 (the "Original Lease"), pursuant to which Otra leased certain space (the "Premises") in the building (the "Project") located at 9665 Wilshire Boulevard, Beverly Hills, California.

          B. The Original Lease was amended pursuant to that certain Amendment No. 1 to Lease, dated as of October 31, 1995, by and between St. George and Tenant, as the successor to Otra's interests under the Original Lease (the "First Amendment").

          C. The Original Lease was further amended pursuant to that certain Amendment No. 2 to Lease by and between Landlord's predecessor-in-interest and Tenant, dated July 8, 1996 (the "Second Amendment").

          D. The Original Lease was further amended pursuant to that certain Amendment No. 3 to Lease by and between Landlord and Tenant, dated February 4, 1997 (the "Third Amendment").

          E. The Original Lease was further amended pursuant to that certain Amendment No. 4 to Lease by and between Landlord and Tenant, dated September 7, 1999 (the "Fourth Amendment").

          F. The Original Lease was further amended pursuant to that certain Amendment No. 5 to Lease by and between Landlord and Tenant dated December 7, 1999 (the "Fifth Amendment").

          G. The Original Lease was further amended pursuant to that certain Amendment No. 6 to Lease by and between Landlord and Tenant dated December 21, 2000 (the "Sixth Amendment")

          H. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is hereinafter collectively referred to as the "Lease."

          I. Landlord and Tenant desire to further amend the Lease in accordance with the terms of this Amendment.

          J. All capitalized terms used herein not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Lease. The term "Lease" where used in the

Lease shall hereinafter refer to the Lease, as amended by this Amendment. The term "Premises" shall mean the following suites in the Project: Suites 210, 220 (formerly known as Suite 218) and 525, except that after the Termination Date (defined below), the Premises shall no longer include Suite 210.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

          1.  Termination Date.  As used in this Amendment, (i) the term
              ----------------
"Termination Date" shall mean the date that Tenant surrenders legal and actual possession of the Surrendered Premises to Landlord, and (ii) the term "Surrendered Premises" shall mean Suite 210. The Termination Date shall occur no later than June 1, 2001.

          2.  Surrender of Surrendered Premises.  Effective on the Termination
              ---------------------------------
Date, Tenant hereby surrenders to Landlord, and Landlord hereby accepts the surrender from Tenant, of all of Tenant's right, title and interest in and to the Surrendered Premises, the Lease (as it relates only to the Surrendered Premises) and any other rights of occupancy with respect to the Surrendered Premises, subject to the rights, duties and limitations set forth in this Amendment. Except for (a) Tenant's obligations to continue to perform its monetary obligations under the Lease (including, without limitation, the obligation to pay rent) until the Termination Date, (b) Tenant's obligations under the Lease after the surrender of the Surrendered Premises (with respect to the remainder of the Premises), and (c) those obligations of Tenant under this Amendment and under the Lease (relating to the Surrendered Premises) or at law which survive the termination of the Lease (collectively, the "Surviving Obligations"), from and after the Termination Date, the Lease (as it relates only to the Surrendered Premises) shall terminate and Landlord and Tenant shall have no further duties or obligations to one another in connection with the Lease (as it relates only to the Surrendered Premises). Tenant hereby acknowledges and agrees that the Surviving Obligations shall include, without limitation, Tenant's indemnification obligations contained in the Lease.

          3.  Release by Tenant.  Except for such obligations, rights or claims
              -----------------
as may be created by or arise out of the terms and conditions of this Amendment, effective on the Termination Date, Tenant, on behalf of itself and its predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Tenant, and each of them (collectively, the "Tenant Releasing Parties"), does hereby release Landlord and its predecessors, successors, affiliates and assigns, and their respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively the "Landlord Released Parties"), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed, which the Tenant Releasing Parties, or any of them, now have, had, or at any time hereafter may have, against the Landlord Released Parties, or any of them, arising out of or in connection with the Lease (as it relates only to the Surrendered Premises) or the Surrendered Premises.

          4.  Release by Landlord.  Except for the Surviving Obligations and
              -------------------
such obligations, rights, or claims as may be created by or arise out of the terms and conditions of this

Amendment and subject to Tenant's full and timely compliance with all of the terms and conditions of this Amendment, and to the condition that Tenant not be in default under any of the terms or conditions of the Lease, effective on the Termination Date, Landlord, on behalf of itself and its predecessors, successors, affiliates and assigns, and all other persons, firms and corporations claiming through Landlord, and each of them (collectively, the "Landlord Releasing Parties"), do hereby release Tenant and its predecessors, successors, affiliates and assigns, and their respective partners, officers, shareholders, agents, contractors, representatives, employees and attorneys (collectively, the "Tenant Released Parties"), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed, which the Landlord Releasing Parties, or any of them, now have, had, or any time hereafter may have, against the Tenant's Released Parties, or any of them, arising out of or in connection with the Lease (as it relates only to the Surrendered Premises) or the Surrendered Premises.

          5.  California Civil Code Section 1542.  Except with respect to the
              ----------------------------------
Surviving Obligations and the obligations of either party under this Amendment, Landlord, on the one hand, and Tenant, on the other hand, hereby expressly waive all rights which they have, or may hereafter claim to have, that any claim, demand, obligation and/or cause of action has, through ignorance, oversight or error, been omitted from the terms of this Amendment, and hereby expressly waive all rights they may have, or claim to have, under the provisions of California Civil Code Section 1542, or equivalent law of any jurisdiction, which provides:

              "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          6.  Condition of Surrendered Premises.  Tenant agrees to surrender the
              ---------------------------------
Surrendered Premises to Landlord in accordance with the terms of Article 29 of the Original Lease and otherwise in as good order and condition as when Tenant took possession, reasonable wear and tear excepted. Tenant shall, without expense to Landlord, remove or cause to be removed from the Surrendered Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Surrendered Premises, and such other similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Surrendered Premises and Project resulting from such removal.

          7.  Security Deposit.  On and after the Termination Date, Tenant shall
              ----------------
be entitled to the prompt return of the portion of the security deposit currently being held by Landlord under the Lease as security for the faithful performance by Tenant of its duties and obligations under the Lease with respect to the Surrendered Premises only (which equals $18,511.42). Tenant agrees that Landlord shall be entitled to keep the balance of the security deposit currently being held by

Landlord under the Lease as security for the faithful performance by Tenant of its duties and obligations under the Lease (with respect to the Surviving Obligations).

          8.  Keys.  On or before the Termination Date, Tenant shall deliver to
              ----
Landlord all keys to all doors in the Surrendered Premises.

          9.  Representations and Warranties.  Tenant hereby makes the following
              ------------------------------
representations and warranties to the other (all of which representations and warranties, together with all other representations and warranties made in this Amendment, shall survive the Termination Date):

               a. Tenant has have the full power, authority and legal right to enter into and to perform and observe the provisions of this Amendment without the authorization and consent of any other party or entity.

               b. Tenant has not assigned, sublet, transferred or conveyed, and agrees not to assign, sublet, transfer or convey, its interest in the Surrendered Premises, the Lease (as it relates to the Surrendered Premises) or any claims or potential claims it may have against Landlord or any of the Landlord Released Parties.

                   Tenant hereby agrees to indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold Landlord and the Landlord Released Parties harmless from and against any claims, actions, causes of action, losses, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees and costs) suffered or incurred by Landlord or the Landlord Released Parties as a result of any breach of Tenant's obligations under this Amendment including, without limitations, any breach of or inaccuracy in Tenant's representations and warranties contained in this Amendment.

          10. Basic Rental.  From and after the later of the Termination Date or
              ------------
June 1, 2001 (the "New Commencement Date") until the Expiration Date, Tenant's obligation to pay Monthly Basic Rental for the Premises (other than Suite 525) shall be in accordance with the following schedule:


      MONTHLY        ANNUAL BASIC     MONTHLY BASIC      MONTHLY RENTAL PER
      PERIOD            RENTAL           RENTAL         RENTABLE SQUARE FOOT
----------------------------------------------------------------------------
       New
Commencement Date     $  909,045.00     $75,753.75              $3.75
 - June 30, 2003

    July 1, 2003 -    $  957,527.40     $79,793.95              $3.95
 December 31, 2005

  January 1, 2006 -   $1,006,009.80     $83,834.15              $4.15
    June 30, 2008

    July 1, 2008 -    $1,054,492.20     $87,874.35              $4.35
  December 31, 2010

          11.  Suite 525. Paragraphs 3, 4, 5, 6 and 7 of the Sixth Amendment are
               ---------
hereby deleted and replaced with the following: "From and after April 1, 2001 until the Expiration Date, Tenant shall be obligated to pay Monthly Basic Rental for Suite 525 in accordance with the following schedule:



      MONTHLY        ANNUAL BASIC     MONTHLY BASIC      MONTHLY RENTAL PER
      PERIOD            RENTAL           RENTAL         RENTABLE SQUARE FOOT
----------------------------------------------------------------------------

  June 1, 2001 -     $117,135.00      $ 9,761.25              $4.11
  June 30, 2003

   July 1, 2003 -    $122,835.00      $10,236.25              $4.31
 December 31, 2005

 January 1, 2006 -   $128,535.00      $10,711.25              $4.51
   June 30, 2008

   July 1, 2008 -    $134,235.00      $11,186.25              $4.71
 December 31, 2010

          12.  Direct Costs. Effective as of the New Commencement Date, (i) the
               ------------
Base Year shall be adjusted to be the calendar year 2001 with respect to Suite 525, and (ii) Tenant's Proportionate Share of the Premises (other than Suite
525) shall be 12.73% and Tenant's Proportionate Share of Suite 525 shall be
1.45%.

          13.  Parking.  From and after the Termination Date, Tenant shall rent
               -------
sixty-one (61) unreserved parking passes in the Project's parking facilities at the then prevailing parking rates in the Project, and otherwise in accordance with the terms of the Lease. Such parking passes shall be in lieu of any existing parking passes granted to Tenant under the Lease with respect to the Premises (other than Suite 525). With respect to Suite 525, Tenant shall rent seven (7) unreserved parking passes in the Project's parking facilities (increasing Tenant's total unreserved parking passes to 68) at the then prevailing parking rates for such passes.

          14.  Reimbursement of Tenant Improvement Funds.  Tenant acknowledges
               -----------------------------------------
and agrees that Landlord paid Tenant an amount equal to $300,000 as a Tenant Improvement Allowance pursuant to the terms of the Work Letter attached to the Sixth Amendment as Exhibit "A". As a result and in material consideration of Landlord's willingness to allow Tenant to terminate its lease of the Surrendered Premises (rather than Suite 525) pursuant to the terms hereof, Tenant agrees to refund to Landlord a portion of said Tenant Improvement Allowance. Accordingly, concurrently with Tenant's execution of this Amendment, Tenant agrees to pay to Landlord an amount equal to $26,660.20 to reimburse Landlord for that portion of the Tenant Improvement Allowance paid with respect to the additional usable square footage Tenant would have been leasing at the Project had Tenant continued to lease the Surrendered Premises rather than Suite 525.

          15.  Building Top Signage.  Paragraph 14(c) of the Sixth Amendment is
               --------------------
hereby deleted in its entirety.

          16.   Estoppel.  Tenant warrants, represents and certifies to Landlord
                --------
that as of the date of this Amendment, (a) Landlord is not in default under the Lease, and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.

          17.   Attorney's Fees.  In the event either party shall commence an
                ---------------
action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

          18.   Brokers.  Tenant represents and warrants to Landlord that, other
                -------
than Julien J. Studley, Inc., it has not dealt with any broker with respect to this Amendment. If Tenant has dealt with any other broker or person, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

          19.   Authority.  Tenant has full power and authority to enter into
                ---------
this Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.

          20.   Joint and Several.  The terms "Landlord" and "Tenant" as used
                -----------------
herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the person, firms or corporations of which Tenant may be composed.

          21.   Lease in Full Force.  Except for those provisions which are
                -------------------
inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect and Tenant hereby ratifies the Lease, as amended hereby.

          22.   Time of Essence.  Time is of the essence with respect to the
                ---------------
obligations of the parties hereunder.

          IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

"Landlord"                               "Tenant"

ARDEN REALTY LIMITED PARTNERSHIP, a      JB OXFORD & COMPANY, a Utah corporation
Maryland limited partnership

By:  Arden Realty, Inc., a Maryland      By:  /s/ Albert R. Laubenstein
                                              ----------------------------------
     corporation                         Name:  Albert R. Laubenstein
                                         Title: President

By: /s/ Victor Coleman
    ----------------------------------
Name:  Victor Coleman                    By:  /s/ Michael J. Chiodo
Title: President                              ----------------------------------
       and Chief Operating Officer       Name:  Michael J. Chiodo
                                         Title: Chief Financial Officer

                               CERTIFIED COPY OF

                       BOARD OF DIRECTORS RESOLUTIONS OF

                              JB OXFORD & COMPANY


     The undersigned, being the duly elected Corporate Secretary of JB Oxford & Company, a Utah corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

     RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain document entitled Amendment No. 7 to Lease ("Amendment") by and between the Corporation and Arden Realty Limited Partnership, a Maryland limited partnership, for the lease of space at 9665 Wilshire Boulevard, Beverly Hills, California.

     RESOLVED FURTHER that the Corporation is hereby authorized and directed to make, execute and deliver any and all consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Amendment (collectively with the Amendment, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

     RESOLVED FURTHER that the following officers acting together:
_____________ as _______________________ and ________________________ as
____________________ are authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.


Dated: __________________________


                                     ________________________________________
                                     ______________________, Corporate Secretary

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